    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2000
                                                      REGISTRATION NO. 000-25717

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                              BETA OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)

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             NEVADA                                    86-0876964
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                              ---------------------

                             6120 S. Yale, Suite 813
                              Tulsa, Oklahoma 74136
                                 (918) 495-1011

                                ----------------

    (Address of Registrant's principal executive offices, including zip code)

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                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                              Paracorp Incorporated
                         318 N. Carson Street, Suite 208
                              Carson City, NV 89701
                                 (888) 972-7273
            (Name, address and telephone number of agent for service)

                              ---------------------

                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618

                              --------------------

                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.

                              --------------------

                                          CALCULATION OF REGISTRATION FEE

===================================================================================================================
        Title of Securities            Amount to be      Proposed Maximum    Proposed Maximum       Amount of
         to be Registered               Registered      Offering Price per  Aggregate Offering   Registration Fee
                                                               Share               Price
-------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 Par Value(1)       20,000              $12.00             $240,000             $63.36
===================================================================================================================

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1 Consists of 20,000 shares of common stock underlying warrants issued for counseling and advisory services to Horwitz & Beam.
2 The registration fee is based upon the closing bid price of the Shares as of July 14, 2000 calculated pursuant to Rule 457(c).

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

         Form S-8 Item Number
             and Caption                               Caption in Prospectus
         --------------------                          ---------------------
1.       Forepart of Registration Statement          Facing Page of Registration
         and Outside Front Cover Page of             Statement and Cover Page of
         Prospectus                                  Prospectus

2.       Inside Front and Outside Back               Inside Cover Page of Prospectus
         Cover Pages of Prospectus                   and Outside Cover Page of Prospectus

3.       Summary Information, Risk Factors           Not Applicable
         and Ratio of Earnings to Fixed Charges

4.       Use of Proceeds                             Not Applicable

5.       Determination of Offering Price             Not Applicable

6.       Dilution                                    Not Applicable

7.       Selling Security Holders                    Sales by Selling Security Holder

8.       Plan of Distribution                        Cover Page of Prospectus and Sales
                                                     by Selling Security Holder

9.       Description of Securities to be             Description of Securities;
         Registered

10.      Interests of Named Experts and              Legal Matters
         Counsel

11.      Material Changes                            Not Applicable

12.      Incorporation of Certain Information        Incorporation of Certain
         by Reference                                Documents by Reference

13.      Disclosure of Commission Position           Indemnification of Directors
         on Indemnification for Securities           and Officers; Undertakings
         Act Liabilities



                             DATED: AUGUST 30, 2000

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates the following documents by reference in the registration statement:

         The Company's Annual Report on Form 10-K dated March 30, 2000 and an amendment thereto dated April 28, 2000; the Company's Quarterly Reports on Form 10-Q dated May 15, 2000 and an amendment thereto dated May 30, 2000 and dated August 14, 2000; and the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 dated July 1, 1999.

         All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Bylaws and the Nevada General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         4.1      Retainer Agreement with Horwitz & Beam, dated June 23, 1997

         4.2      Warrant Agreement with Horwitz & Beam, dated September 1, 1999

         5 Opinion of Horwitz & Beam, consent included, relating to the issuance of the shares of securities pursuant to the Retainer Agreement and the Warrant Agreement

         23.1     Consent of Horwitz & Beam (included in their opinion at
                  Exhibit 5)

         23.2     Consent of Hein + Associates LLP, independent auditors

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any  prospectus  required by
section  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa, State of Oklahoma, on August 30, 2000.


                                              BETA OIL & GAS, INC.


                                              /s/ Steve Antry
                                              --------------------------------
                                              Steve Antry, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on and on the date indicated.


/s/ Steve Antry
------------------------------      President, Chairman of       August 30, 2000
Steve Antry                         the Board of Directors


/s/ Rolf Hufnagel
------------------------------      Director                     August 30, 2000
Rolf Hufnagel


/s/ Lawrence W. Horwitz
------------------------------      Director                     August 30, 2000
Lawrence W. Horwitz


/s/ R.T. Fetters
------------------------------      Director                     August 30, 2000
R.T. Fetters


/s/ Joe C. Richardson, Jr.
------------------------------      Director                     August 30, 2000
Joe C. Richardson, Jr.


/s/ John P. Tatum
------------------------------      Director                     August 30, 2000
John P. Tatum